Exhibit 10
Compensatory Arrangements with Directors
The amount of the annual cash retainer, committee chair cash retainers and restricted stock grants for our non-employee directors for the current year are set forth in the table below.

			Committee Chair	Annual Equity
Name	Chair Position	Annual Retainer	Retainer	Grant(1)
Noel Posternak	Chairman of the Board, Nominating & Corporate Governance Committee	$125,000		21,000 shares
Oscar B. Marx, III	Audit Committee	$35,000	$10,000	14,000 shares
Robert Goldman	Compensation Committee	$35,000	$10,000	14,000 shares
Michael Porter	Corporate Development Committee	$35,000	$5,000	11,213 shares
Donald Grierson		$35,000		11,213 shares

(1)	The restrictions on the shares will lapse on March 5, 2009, provided the person remains a director on that date, pursuant to our 2000 Equity Incentive Plan.